UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

Commission file number: 000-51364

Sino Gas International Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	32-0028823
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

The Farmhouse
558 Lime Rock Road
Lime Rock, Connecticut 06039
Telephone: (860) 435-7000
(Address of Principal Executive Offices)

Tel. No.: 011-86-10-82600527
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01	Other Events

On May 15, 2007, Sino Gas International Holdings, a Utah corporation (the “Company”), issued a conference call (the “Conference Call”) to discuss its earnings results for the first quarter of 2007. The Company plans to make a transcript of the call available on its website at www.sino-gas.com shortly. The following points were made in the Conference Call:

•	Net revenue for the quarter reached $2.4 million, up 272% from the first quarter of 2006.

•	Gross profit during the quarter reached $600,597, up 336% from the first quarter of 2006.

•	Net income for the quarter reached $115,383, up 1,043% from the first quarter of 2006.

•	Sales of natural gas during the quarter reached 6.2 million cubic meters.

•	The number of new households connected in the first quarter is 2,250, including 1,100 due to the Company’s newly-acquired subsidiary Beijing Chengguang Gas.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Yuchuan Liu
Name: Yuchuan Liu Title: Chairman and Chief Executive Officer

Date: May 16, 2007